EXHIBIT 23.2

                      CONSENT OF BDO DEUTSCHE WARENTREUHAND

                                                                October 23, 1997


     We consent to the incorporation by reference in the Registration Statement on Form S-8 (file No. 333-04709) and in this Registration Statement on Form S-8 of Safety Components International, Inc. ("SCI") of our report dated October 7, 1996 on our audit of the financial statements of Phoenix AG's Airbag Division appearing in SCI's Current Report on Form 8-K as originally filed on August 21, 1996 and as amended on October 21, 1996 and June 6, 1997.





BDO DEUTSCHE WARENTREUHAND
Aktiengesellschaft
Wirtschaftsprufungsgesellschaft

/s/ BDO Deutsche Warentreuhand


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